Exhibit 99.1 AGA Financial Forum MAY 19 - 21, 2024 1

Safe Harbor for Forward-Looking Statements Safe Harbor Statement Some of the statements in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable law. Such forward--looking statements may be identified by the use of words, such as “project,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “continue,” “potential,” “forecast” or other similar words, or future or conditional verbs such as “may,” “will,” “should,” “would” or “could.” These statements represent our intentions, plans, expectations, assumptions and beliefs about our future financial performance, business strategy, projected plans and objectives. These statements are subject to many risks and uncertainties and actual results may materially differ from those expressed in these forward-looking statements. Please refer to Chesapeake Utilities Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC and other SEC filings concerning factors that could cause those results to be different than contemplated in this presentation. Non-GAAP Financial Information This presentation includes non-GAAP financial measures including Adjusted Gross Margin, Adjusted Net Income and Adjusted Earnings Per Share (“EPS*”). A non-GAAP financial measure is generally defined as a numerical measure of a company's historical or future performance that includes or excludes amounts, or that is subject to adjustments, so as to be different from the most directly comparable measure calculated or presented in accordance with GAAP. Our management believes certain non-GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. The Company calculates Adjusted Gross Margin by deducting the purchased cost of natural gas, propane and electricity and the cost of labor spent on direct revenue-producing activities from operating revenues. The costs included in Adjusted Gross Margin exclude depreciation and amortization and certain costs presented in operations and maintenance expenses in accordance with regulatory requirements. The Company calculates Adjusted Net Income and Adjusted EPS by deducting costs and expenses associated with significant acquisitions that may affect the comparison of period-over-period results. These non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. The Company believes that these non-GAAP measures are useful and meaningful to investors as a basis for making investment decisions and provide investors with information that demonstrates the profitability achieved by the Company under allowed rates for regulated energy operations and under the Company's competitive pricing structures for unregulated energy operations. The Company's management uses these non-GAAP financial measures in assessing a business unit and Company performance. Other companies may calculate these non-GAAP financial measures in a different manner. See Appendix for a reconciliation of Gross Margin, Net Income and EPS, all as defined under GAAP, to our non-GAAP measures of Adjusted Gross Margin, Adjusted Net Income, and Adjusted EPS for each of the periods presented. *Unless otherwise noted, EPS and Adjusted EPS are presented on a diluted basis. 2

AGA Forum Participants Jeff Sylvester Jeff Householder Senior Vice President and Chair of the Board, President, and Chief Operating Officer Chief Executive Officer Michael Galtman Senior Vice President and Beth Cooper Chief Accounting Officer Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Corporate Secretary Noah Russell Assistant Vice President and Assistant Treasurer Jim Moriarty Executive Vice President, General Counsel, Corporate Secretary, and Chief Policy and Risk Officer Lucia Dempsey Head of Investor Relations 3

Growing, Diversified Portfolio of Energy Delivery Solutions



Both Regulated and Unregulated
Unregulated



Total Assets
85%
14%
1%
$3.3B
as of Mar 31, 2024
Unregulated
Other
Regulated

Chesapeake Utilities Corporation Overview
NYSE: CPK
$2.5B Market Cap company
160+ years providing energy
~1,250 current employees
~440,000 distribution customers

Our Business Lines	States We Serve
Regulated Energy Segment	
Natural Gas Transmission	DE, FL, MD, PA, OH
Natural Gas Distribution	DE, MD, FL
Electric Distribution	FL
Unregulated Energy Segment	
Propane Distribution	PA, DE, MD, VA, NC, SC, FL
Natural Gas Pipeline System	OH
CNG Services	Multiple – Including CNG Fueling Station in GA
CHP Generation	FL
RNG Opportunities	Projects in OH, MD, FL

CHESAPEAKE UTILITIES CORPORATION

4

Track Record of Investment Growth Driving Top-Quartile Performance $3,500.0 $200.0 Significant capital investment over the last 20 years has driven strong Total $180.0 Assets: >10X Total $3,000.0 financial performance, earnings growth and increased shareholder value, $3.3bn Asset Growth $160.0 while maintaining consistently top-quartile ROEs $6.00 $2,500.0 $140.0 Adj. EPS: 10X Adjusted $5.31 Net Income Growth $5.00 10.00% $120.0 ROE $2,000.0 9.5% $100.0 Adjusted EPS $4.00 Adj. Net 5.00% Income: 20-Yr CAGR: 8% $1,500.0 $97.8M $80.0 $3.00 Annual 20 Years of 0.00% $60.0DPS: $1,000.0 Consistently $2.36 $2.00 Top-Quartile ROEs $40.0 -5.00% $500.0 $1.00 $20.0 Dividend per Share 20-Yr CAGR: 6% $0.00 $- $- -10.00% 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 ACQUISITION OF ACQUISITION OF Significant Bolt-on Regulatory 140+ Years of Operations Organic Growth Acquisitions Success 5

Well-Positioned for Long-Term Success Entrepreneurial Strong Customer Significant Capital Proactive Regulatory & Innovative Demand Growth Investment Opportunities Approach Culture • Customer growth of § Strong capital investment § Regulatory agenda is very § Continued focus on 4.2% in Delmarva and growth opportunities across active, driven by CapEx innovative customer 3.6% in Florida the enterprise opportunities and solutions economic conditions • Customer demand for § Enhanced by FCG, which brings § Leveraging CPK energy services new markets with high demand § Engaged in policy making unregulated remains high and exposure to the LNG, space discussions within all businesses for and travel industries state jurisdictions strategic solutions • New service additions within the utility markets § Blend of infrastructure, § Regulatory environment § Sustainability continue above industry technology, and new growth continues to be investments that align levels investments constructive with our other businesses • Builder and Commercial § Geographic diversity of § Support for PPC/ESNG and Industrial customers investments to capture projects and energy § Continuous interest remains strong opportunities in multiple efficiency programs improvement markets mindset 1 6 FERC = Federal Energy Regulatory Commission.

Executing On Our Long-Term Growth Plan: Investment Capital Growth in earnings to support dividend growth and increased shareholder value Prudently Proactively Continually deploy manage execute on investment regulatory business capital agenda transformation Foundation of operational excellence across the organization 7

5-Year Capex Guidance is On-Track and Achievable ~$1.3 billion of identified capital projects support our 5-year CapEx guidance of $1.5 - $1.8 billion 5-Year Guidance Regulated CapEx – Identified Projects 5-Year Spend Segment Natural Gas LDC Organic Growth $625 million Regulated $600 - $645M Distribution While only Newberry, Wildlight Phase 2 $28 million five months Boynton Beach, New Smyrna $36 million Regulated into our CapEx $435 - $590M Transmission guidance period, Lake Mattie, St. Cloud, Plant City $42 million Chesapeake Other Approved Pipeline Projects $49 million Regulated has already made $300 - $340M Infrastructure significant progress Worcester Resiliency $80 million identifying 1 GUARD / SAFE Programs $230 million Unregulated capital projects, $140 - $165M many of which are Businesses Eastern Shore Capital Surcharge $75 million also already Florida Electric Storm Protection Plan $50 million underway Technology $70 - $90M Technology Transformation $80 million Total Identified & Ongoing Capital ~$1.3 billion Total $1.5 - $1.8B 1 Includes $50 million requested in April 2024 but not yet approved. 8

2024 Capital Investment On Track to Drive Margin Growth Q1 Capital Spend Progress 2024E Capital Expenditures $300 - $360M General Corporate CapEx: $4 - $6M 21% in Q1 Unregulated Energy CapEx: $31 - $36M • Propane Distribution: $13 - $15M • Energy Transmission: $5 - $6M • Other Unregulated: $13 - $15M Regulated Energy CapEx: $265 - $318M 79% in Q2 – Q4 • Natural Gas Distribution: $150 - $170M • Natural Gas Transmission: $90 - $120M Quarter-to-date capital • Electric Distribution: $25 - $28M expenditures on track, with $70.6M in spending on strategic growth opportunities We remain on track for and technology transformation 5-Year CapEx Plan of $1.5 – $1.8B 2024E Capex 9

Organic Growth Driving Florida Infrastructure Investment Adj. Gross Margin ($M) Regulatory Total # Project Name In-Service Status CapEx 2024E 2025E Q2 2023 1 Approved ~$11M $2.5 $2.4 Beachside Expansion 2 Approved Q3 2023 ~$4M $0.6 $0.6 St. Cloud / Twin Lakes Approved 2024 - 2025 ~$25M $2.0 $2.0 3 Wildlight Phase 1 & 2 Approved Q2 2023 ~$2M $0.5 $0.5 4 Lake Wales Q3 2024 5 Approved ~$15M $0.9 $2.6 Newberry Expansion Q1 2025 6 Approved ~$21M -- $3.3 Boynton Beach Approved Q2 2025 ~$15M -- $1.7 7 New Smyrna Beach Approved Q4 2025 ~$20M -- $2.2 8 St. Cloud Expansion 1 Approved Q4 2025 ~$18M -- -- 9 Lake Mattie Approved Q4 2024 ~$4M $0.3 $1.2 10 Plant City 2 Under Review 11 Indian River RNG 2 Under Review 2024 - 2025 ~$46M TBA TBA 12 Brevard RNG 2 Under Review 13 Medley RNG Under Review TBA TBA TBA TBA 14 Pioneer Supply Header 1 Expected in-service in late December 2025 so no 2025 margin expected. 10 2 Petition filed in February 2024 with the Florida PSC for these RNG transportation projects, which will facilitate additional capacity from landfills through FCG’s system.

Organic Growth Driving Investment in Delmarva Projects



Energy Service Territory
ESNG Pipeline
Pipeline Expansion
LNG Storage
1
2
3
Worcester

#	Project Name	Regulatory Status	In-Service	Total CapEx	Adj. Gross Margin ($M)	
					2024E	2025E
1	Southern Expansion	Approved	Q4 2023	~$14M	$2.3	$2.3
2	North Ocean City Connector	Approved	Q2 2023[1]	~$6M	--[1]	$0.5
3	Worcester Resiliency Upgrade Project	Under Review	Q3 2025	~$80M	TBA	TBA



A Deeper Dive: Worcester Resiliency Upgrade Project

500k gallons LNG storage and vaporization, 1.5-miles 10" CS, 4 M&R stations

- $80 million planned liquefied natural gas storage facility in Bishopville, MD
- Project consists of five low-profile horizontal storage tanks allowing for up to 500k gallons of storage plus pipeline looping and additional upgrades
- Improvements will help protect against weather-related disruptions, keeping energy prices affordable
- 30-year agreements with customers

[1] Regulatory recovery through the Maryland General Rate Case so no margin impact in 2024.

CHESAPEAKE UTILITIES CORPORATION 11

Active Regulatory Schedule Supporting Growth Projects & Customer Programs

Approved

7 Projects: $106M

Date	Project	CapEx
Q4 2023	Newberry Expansion, Wildlight Phase 2	CapEx: ~$28M
Q1 2024	Boynton Beach & New Smyrna Beach Pipelines	CapEx: ~$36M
May 2024	Lake Mattie, Plant City, & St. Cloud	CapEx: ~$42M

Three Delaware Energy Efficiency Programs

- Home Energy Counseling and Checkup (HEC), Home Performance with Energy Star (HP) and Assisted Home Performance with Energy Star (AHP)
- Developed to achieve cost-effective energy and demand savings for Delaware natural gas customers
- Collectively, the programs are estimated to save gas consumption equivalent to the annual energy usage of approximately 1,055 households.

Under Review

5 Projects: $126M+

Date	Project	CapEx
Q3 2023	Worcester Resiliency Upgrade Project	CapEx: ~$80M
Q1 2024	Indian River RNG, Brevard RNG, & Medley RNG	CapEx: ~$46M
Q1 2024	Pioneer Supply Header Pipeline[1]	CapEx: N/A

CHESAPEAKE UTILITIES CORPORATION

[1] *Pioneer Supply Header Pipeline total capital expenditures are not yet disclosed.*

12

Significant Capital Investment from Approved Infrastructure Programs

Gas

Eastern Shore

Capital Cost Surcharge

5-Year CapEx	$50-100M
'24E Gross Margin	$4.0M
'25E Gross Margin	$4.4M

- **February 2018:** Received approval for program that allows recovery of costs for highway or railroad relocation projects related to equipment replacements

Elkton Gas

- **Aldyl-A pipeline replacement** recently completed under PSC-Approved STRIDE filing

Florida City Gas

SAFE Program

10-Year CapEx[1]	$255M
2024E Gross Margin	$2.7M
2025E Gross Margin	$5.3M

- **April 2024:** Filed petition to more closely align SAFE program with FPU's GUARD program to accelerate remediation for problematic, obsolete, and exposed pipe
- Proposal represents an incremental $50 million, leading to total project capital expenditures of **$255 million** over 10 years

Florida Public Utilities

GUARD Program

10-Year CapEx	$205M
2024E Gross Margin	$3.2M
2025E Gross Margin	$5.6M

- **August 2023:** GUARD program approved, to improve safety, reliability and accessibility of portions of the natural gas distribution system, including relocation, replacement, and/or repair of equipment and assets
- Represents **$205 million** of capital expenditures over 10 years

Electric

Storm Protection

5-Year CapEx	$50-75M
'24E Gross Margin	$2.4M
'25E Gross Margin	$5.0M

- **Q4 2022:** Received approval for FPU Electric's Storm Protection Plan and associated Storm Protection Plan Cost Recovery Mechanism

[1] *Includes $50 million requested in April 2024 but not yet approved.*

CHESAPEAKE UTILITIES CORPORATION

13

Drivers of Unregulated Business Growth

Propane Distribution

- Strategic acquisitions and expansions within complementary markets
  - Including J.T. Lee & Sons acquisition in 2023
- Investing in community gas systems in areas not served by natural gas
- Integrating Sharp's programs and service offering to recent acquisitions (e.g., pricing programs, AutoGas, etc.)

Marlin Gas Services

- Increased demand for CNG services
- Service offerings to support RNG, LNG and hydrogen transportation
- Interim solution for construction projects providing speed to market

Sustainable Investments

- Construction underway on first RNG facility at Full Circle Dairy and expansion of Planet Found site
- Introducing groundbreaking technology - a self-contained CNG/RNG fueled farm irrigation and waste pumping unit at Full Circle Dairy
- Member of the Mid-Atlantic Clean Hydrogen Hub (MACH2) team representing the Delaware, Philadelphia and Southern New Jersey region

CHESAPEAKE UTILITIES CORPORATION

14

Sustainable Investments to Meet Demand for Energy Delivery Full Circle Dairy RNG Processing Facility • First full-scale RNG processing facility utilizing dairy cow waste as feedstock • Processing and delivering more than 100K Dts per year of RNG In • First injection of RNG is projected to occur in 1H 2024 Progress Hydrogen Testing at Eight Flags CHP • Higher blend test planned during summer 2024 Noble Road Landfill RNG Pipeline • 33-mile pipeline transporting RNG to Aspire Energy of Ohio’s gathering system Both Regulated Planet Found Biogas Facility and Unregulated • First poultry waste-to-energy project on the Delmarva Peninsula, currently generating Unregulated electricity and capable of producing RNG Clean Energy Expansion • 2.2-mile pipeline transporting natural gas to support Clean Energy Fuels’ CNG fueling station Radio Road RNG Injection Point • Our first gate system in Florida to allow alternative fuels to be injected into pipeline delivery system; can accept RNG, CNG or LNG 15 Previously Completed

Executing On Our Long-Term Growth Plan: Regulatory Strategy Growth in earnings to support dividend growth and increased shareholder value Prudently Proactively Continually deploy manage execute on investment regulatory business capital agenda transformation Foundation of operational excellence across the organization 16

Constructive Regulatory Environments for Rate Cases Complete In Progress Under Consideration Florida Public Florida Maryland LDCs: Chesapeake Utilities, Delaware LDCs Utilities City Gas Sandpiper Energy, & Elkton Gas Company • Submitted an “Intent • Rate case filed January 30, 2024 • Rates became • Rates became to File” with Delaware effective effective PSC on May 1, 2024 • Proposing a $6.9M rate increase May 1, 2023 March 1, to provide CPK the • Seeking to consolidate our three MD natural gas 2023 opportunity to file a • $14.1 million distribution entities into one legal entity: “Chesapeake full rate case on or • $17.2 million rate increase; Utilities of Maryland, Inc.” after July 1, 2024 rate increase; allowed ROE of • Proposing certain other tariff changes, including: allowed ROE 8.5% -10.5% • establishing a new technology cost recovery rider, of 10.25% • Reserve and equity • rolling certain investments into base rates, Other surplus percentage • establishing a regulatory asset for an anticipated energy amortization • Continuing to monitor of 55% efficiency filing, and mechanism the need for filings in • Consolidated authorizes • establishing an under-served area (USA) rate and a two jurisdictions program for evaluating extensions to multi-family projects four natural FCG to earn without recent rate within its gas • Participated in a settlement conference on May 16 to cases: Eastern Shore approved ROE distribution establish a settlement in the depreciation study, & Florida Electric range entities representing potential savings of $1.1 million per year 17

Taking a Proactive Approach to Governmental Affairs • Engage in all election cycles at all levels Understand Our • Monitor changes in state and federal legislation, political parties, and constituent sentiment Political Environments • Identify and cultivate connections with key decision makers at the local, state and federal level • Leverage CPK leadership time and resources to strengthen relationships Build Relationships • Facilitate site visits and operational tours for elected officials and community members • Ensure a seat at every table to engage in energy policy discussions Start, Lead, & Engage • Present at key community events, legislatures, and business development meetings in Conversations • Develop educational materials on industry topics, including LNG, RNG and Hydrogen • Promote the benefits of natural gas to meet the growing demand of our communities • Introduce and support legislation to advance energy choice Focus on Strategic • Produce informational booklets and fact sheets to advance education on CPK Natural Gas Advocacy • Participate in trade associations, within the natural gas industry as well as adjacent fields • In conjunction with Delmarva Power, • Helped the Speaker of the House compile a Examples of spearheaded the extension of the public comprehensive energy package, including key utility surcharge recovery program DSIC: natural gas provisions critical for CPK such as Recent Work Distribution System Improvement Charge tax benefits for natural gas and RNG and support for LNG development • This bill cleared the DE Senate in early May 2024 and is targeting a DE House • FL Gov. Ron DeSantis signed this set of bills into vote by the end of May 2024 law on May 15, 2024 18 MD FL

Executing On Our Long-Term Growth Plan: Business Transformation Growth in earnings to support dividend growth and increased shareholder value Prudently Proactively Continually deploy manage execute on investment regulatory business capital agenda transformation Foundation of operational excellence across the organization 19

FCG Integration Fully On-Track Accelerating Achieving Optimizing Investment Synergies Operations Opportunities • Reviewing operational • “Best of Both” approach to • Identifying capital projects efficiencies customer care, project to drive growth as one management and combined company • Consolidating processes operations and resources • Leveraging regulatory • Sharing resources and expertise to accelerate • Analyzing technology insight between legacy project reviews and enhancements and FCG businesses approvals 20

Technology-Driven Business Transformation Drives Efficiency Our business is continuing to evolve as demand for our services grows. We are investing in technology to better serve our growing customer base. Our goal is to provide our employees with the tools and capabilities needed to deliver the experience our customers demand and deserve. • Safety Data Management • Replacement of legacy 1CX is Chesapeake’s enterprise-wide technology System implemented in financial system and transformation project, geared toward enhancing Chesapeake 2023 supporting applications Utilities’ service platforms for regulated utility customers and with a consolidated suite employees to streamline processes and improve efficiency. • Streamlines recording, of integrated systems tracking and analysis of Through implementation of an SAP customer information safety incidents, including • Consistency in system, 1CX will improve processes and create new ways of observations and near applications, data, and working across 4 key business workstream areas: misses technologies leveraged • Billing & Invoicing by the business • Offers expanded data and • Customer Service reporting capabilities for • Standardized processes, continuous improvement enhanced reporting and • Device and Work Management / FSM and safety training across analytics, and increased • Finance and Contracting (FICA) the enterprise automation 21

Working Together to Make Life Better for the Communities We Serve Environmental Stewardship Donating Time & Resources Safety Town Supported the Food Bank of Delaware with Safety and Reliability Report published April 2024 a $50,000 donation and volunteer time Our Employee Resource Groups supported Earth Day initiatives, including a free tree program for Turning recycled pipe into useful and beautiful In January 2024, we broke ground on our second employees across the Company benches for local communities, parks, and trails Safety Town, located in DeBary, Florida 22

Executing On Our Long-Term Growth Plan: Shareholder Return Growth in earnings to support dividend growth and increased shareholder value Prudently Proactively Continually deploy manage execute on investment regulatory business capital agenda transformation Foundation of operational excellence across the organization 23

Driving Increased Shareholder Value; Reaffirming Earnings Guidance Earnings Per Share - Diluted 1 • 1Q 2024 Adjusted Earnings Per Share of $2.10 Earnings Growth $8.00 Driven by Capital • 2024 Adj. EPS Guidance of $5.33 to $5.45 +8.4 – 8.7% Investment $7.75 • 2025 EPS Guidance of $6.15 to $6.35 10-Year CAGR • 2028 EPS Guidance reiterated: $7.75 to $8.00 $6.35 • 21 Consecutive Years of Dividend Increases $6.15 Dividend Growth • Current Annualized Dividend of $2.56/share $5.45 Supported by $5.31 • 9% CAGR over last 10 years Earnings $5.04 $5.33 2 $4.73 • Targeting Long-term DPO of 45 - 50% • Enables CPK to reinvest in growth plan $4.21 $3.72 $3.47 th • Annual shareholder return >95 percentile among Best in Class 3 peer group the past 5, 10, 15 & 20 year periods Shareholder Return • >300% increase in stock price over the past 15 years drives a $2.1B Increase in Market Cap Guidance 1 2 Adjusted EPS excludes transaction and transition-related expenses incurred attributable to the acquisition of FCG. Future dividends are subject to board approval. 3 24 Peer Group includes select group of 10 CKP peer companies. Details can be found in the Annual Report on Form 10-K.

Three Decades of Dividend Growth Drive Shareholder Return Annualized Dividend per Share Quarterly Dividend History Ex-Dividend Amount per 64 Consecutive Years of Dividend Payments – Since 1960 Increase of Date Share 8.5% 21 Consecutive Years of Dividend Increases – Since 2004 2Q 2024 6/14/2024 $0.6400 1Q 2024 3/14/2024 $0.5900 Dividend Increases in 29 of the last 31 Years – Since 1994 $2.56 4Q 2023 12/14/2023 $0.5900 3Q 2023 9/14/2023 $0.5900 12%+ Compounded $2.36 2Q 2023 6/14/2023 $0.5900 Annual Shareholder Return 1 1Q 2023 3/14/2023 $0.5350 over 10 years $2.14 4Q 2022 12/14/2022 $0.5350 3Q 2022 9/14/2022 $0.5350 $1.92 2Q 2022 6/14/2022 $0.5350 $1.76 1Q 2022 3/14/2022 $0.4800 $1.62 4Q 2021 12/14/2021 $0.4800 $1.48 3Q 2021 9/14/2021 $0.4800 2Q 2021 6/14/2021 $0.4800 $1.32 $1.22 1Q 2021 3/12/2021 $0.4400 $1.15 4Q 2020 12/14/2020 $0.4400 $1.08 3Q 2020 9/14/2020 $0.4400 2Q 2020 6/14/2020 $0.4400 1Q 2020 3/12/2020 $0.4050 4Q 2019 12/15/2019 $0.4050 3Q 2019 9/12/2019 $0.4050 2Q 2019 6/13/2019 $0.4050 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 1Q 2019 3/14/2019 $0.3700 1 Calculated through 12/31/2023. 25

Why Chesapeake? Chesapeake’s unique combination of operational expertise, growth potential, and focus on long-term shareholder return connects our strong historical track record with the future success we’ll achieve Expertise Growth since 2003: Innovative & diligent Nimble, yet powerful, organization team focused on • 10x Asset Growth with an experienced management operational execution • 10x Adj. Net Income Growth team that gets things done • 5x Customers Served & delivering results Growth Expected to spend Delmarva: Growing demand for Attractive & diversified geographical natural gas distribution $1.5 - $1.8 billion in exposure, with multiple sources Florida: Strong residential growth Capital Expenditures of organic & acquisitive growth and favorable environment from 2024 - 2028 Return 45-50% Long-Term • EPS 10-Year CAGR of 8+% Focused on best-in-class Dividend Payout Ratio • Dividend 10-Year CAGR of 9% shareholder return, balancing supports growth and th • >95 Percentile for Peer TSR earnings growth and dividend growth return on capital 26

CH ESAPEAK E UT IL ITIES Appendix CO RP O RAT IO N 27

Q1 2024 Highlights: Continuing to Build Momentum Operational Accomplishments Strategic Capital Investments • Increasing margin contributions from continued transmission expansions • Reaffirmed 2024 capital • Regulated natural gas distribution customer growth of 2x national average investment guidance of $300M • Realized meaningful contribution from non-regulated businesses to $360M • Weather was colder than last year, but warmer than normal • Multiple regulatory initiatives • Prudently managing expenses amid impact of FCG financings and challenging approved supporting natural gas economic environment demand Florida City Gas (FCG) Integration • Multiple expansions of transmission systems under • Delivered incremental margin contributions from FCG construction to support strong • Executing capital investment plan consistent with acquisition expectations customer growth • Realized efficiencies by leveraging enterprise-wide processes including management of SAFE & GUARD programs • Continuing our business transformation initiatives to • Filed three new RNG projects with the Florida Public Service Commission (PSC) support our larger footprint and and one supply header project to support demand for natural gas service achieve operational efficiencies • Filed for a $50 million increase in the SAFE program with the Florida PSC Remain on track to achieve 2024 Adjusted EPS guidance of $5.33-$5.45 and longer-term 2025 and 2028 outlook 1 See appendix for GAAP to non-GAAP reconciliation for adjusted diluted earnings per share. 2 28 Excludes TCJA impact in 2017; 2023 excludes transaction-related costs associated with the FCG acquisition.

Q1 2024 Strong Financial Performance Key Adjusted Gross Margin Drivers Adjusted Diluted 1 Earnings Per Share $2.10 +3% $25.4M $3.5M $2.8M Contribution from Pipeline Expansions Regulated FCG and other and Natural Gas Infrastructure acquisitions Organic Growth Programs and Recovery $2.04 Mechanisms $1.9M $1.0M $0.6M Changes in Increased Gathering Higher Propane Customer Fees for Aspire Margins per Gallon Consumption Energy and Fees Q1 2023 Q1 2024 1 29 Diluted Earnings Per Share Growth from Continuing Operations; 2024 excludes transaction and transition-related costs associated with the FCG acquisition.

Increasing Gross Margin Driving Bottom-Line Income Growth Gross margin growth drove higher bottom-line net income: both approaching 30% growth 1 1 Adjusted Gross Margin Operating Income Adjusted Net Income +29% $46.8 +27% $164.5 $79.6 +45% $36.3 $129.5 $54.9 Q1 2023 Q1 2024 Q1 2023 Q1 2024 Q1 2023 Q1 2024 2 Excluding transaction and transition-related expenses , operating income increased $25.6 million, or 47% 1 2 See appendix for a reconciliation of non-GAAP metrics. Transaction and transition-related expenses represent costs incurred attributable to the acquisition 30 and integration of FCG including, but not limited to transition services, consulting, system integration, rebranding and legal fees.

Key Drivers of Performance – Three Months Ended March 31, 2024 Our core business performance, strong customer demand and recent acquisition of Florida City Gas drove increased earnings per share, only partially offset by financing costs related to the FCG acquisition. 1 Adjusted Diluted Earnings Per Share Lower Depreciation, Increase in legacy amortization legacy business and property business operating Legacy 2 tax costs customer expenses Florida City business consumption Gas (excluding growth 3 acquisition FCG) (Excluding Interest weather and other & FCG) changes shares Q1 Q1 outstanding Contribution 2024 2023 Absence of due to from recent equity Reduction acquisitions offerings in state tax rate 1 See appendix for GAAP to non-GAAP reconciliation for adjusted diluted earnings per share. 2 Includes a benefit from RSAM of $3.4 million, pre-tax, or $0.11 per share. 31 3 Does not include RSAM benefit, which is included in depreciation expense.

1 Pathway to 2024 EPS Guidance Our 2024 target is based on continued growth from our legacy businesses, 2 a full year of contribution from FCG, and additional opportunities we have identified 1 Adjusted Diluted Earnings Per Share Identified Additional Opportunities Range: $0.20 - $0.30 $5.33 - $5.45 Full year of base contribution from FCG & financing $5.31 Range: 2024 Dilution from $0.35 - $0.45 1 Adj. EPS 2023 incremental shares Continued growth from legacy Guidance Adjusted ~ $(1.00) businesses 1 EPS Q1 2024 Range: $0.40 - $0.50 $2.10 1 Diluted Earnings Per Share Growth from Continuing Operations; 2023 excludes transaction-related costs associated with the FCG acquisition. 32 2 The actual contributions of each category, as well as others not defined above, may vary.

Executing on the Identified 2024 Pathway Our team has begun to execute on additional opportunities to propel earnings growth in 2024 • Combining natural gas • Expansion of SAFE Regulatory leadership Program strategies & financing • Optimizing support • Alignment on Pipeline opportunities services Infrastructure Programs Technology • Reducing reliance on enhancements Transition Service Synergies and Agreements efficiencies will Cost and • Integrating cyber security contribute • New Marlin Reservation operating Asset platforms significantly synergies & Agreements optimization efficiencies / utilization to our 2024 • Transitioning to digital • New Pipeline Projects earnings platform • Continuing cost New margin • Timing of investment in through the management Acceleration of SAFE Program value chain infrastructure • Updating depreciation programs / new • Three New RNG Projects studies capital projects 33

Major Projects and Initiatives Driving Adj. Gross Margin Growth

Our projects and initiatives underway will continue to drive adjusted gross margin growth while new projects and regulatory initiatives will increase earnings across our guidance period

Project/Initiative (in thousands)	Three Months ended March 31, 2024	Three Months ended March 31, 2023	Year Ended December 2023	Estimate for Fiscal 2024	Estimate for Fiscal 2025
Pipeline Expansions:					
Southern Expansion	$ 586	$ -	$ 586	$ 2,344	$ 2,344
Beachside Pipeline Extension	603	-	1,810	2,451	2,414
North Ocean City Connector	-	-	-	-	494
St. Cloud / Twin Lakes Expansion	146	-	264	584	584
Wildlight	199	26	471	2,000	2,038
Lake Wales	114	-	265	454	454
Newberry	-	-	-	862	2,585
Boynton Beach	-	-	-	-	3,342
New Smyrna Beach	-	-	-	-	1,710
Total Pipeline Expansions	1,648	26	3,396	8,695	15,965
CNG/RNG/LNG Transportation and Infrastructure	3,435	3,521	11,181	$ 12,500	$ 13,969
Regulatory Initiatives:					
Florida GUARD Program	589	-	353	3,231	5,602
FCG SAFE Program	412	-	-	2,683	5,293
Capital Cost Surcharge Programs	831	720	2,829	3,979	4,374
Florida Rate Case Proceeding[1]	5,595	4,097	15,835	17,153	17,153
Maryland Rate Case Proceeding[2]	-	-	-	TBD	TBD
Electric Storm Protection Plan	630	206	1,326	2,433	3,951
Total Regulatory Initiatives	8,057	5,023	20,343	29,479	36,373
Total	$ 13,140	$ 8,570	$ 34,920	$ 50,674	$ 66,307

Year-Over-Year Change	**$ 15,754**	**$ 15,633**

Peninsula Pipeline Company East Coast Transmission Projects

Capex: $35.8 million
2025 Gross Margin: $5.1 million
Full-Year Annualized Margin: $6.3 million

- Boynton Beach and New Smyrna Beach to increase supply capability and enhance reliability for FPU's distribution systems

[1] Includes adjusted gross margin during 2023 comprised of both interim rates and permanent base rates which became effective in March 2023.
[2] Rate case application and depreciation study filed with the Maryland PSC in January 2024.

CHESAPEAKE UTILITIES CORPORATION

34

Capital Structure Overview – Strong Balance Sheet to Support Growth (in thousands) 3/31/2024 12/31/2023 Recent Highlights Stockholders' equity $ 1,280,903 $ 1,246,104 Long-term debt, net of current maturities 1,185,166 1,187,075 • March 2023: $80M New Long-Term Debt Total permanent capitalization $ 2,466,069 $ 2,433,179 • Nov 2023: FCG Acquisition Financing • $550M of New Long-term Debt Current portion of long-term debt 18,511 18, 505 • 4.4M New CPK Shares Short-term debt 170,355 179, 853 Total capitalization and short-term financing $ 2,654,935 $ 2,631,537 • 53% Equity to Capitalization prior to FCG Financing Equity to Permanent Capital 51.9% 51.2% Equity to Total Capitalization 48.2% 47.4% Long-Term Debt New Long-Term Debt Issuance $ - $ 630,000 • ~$1.2B with an Average Interest Rate <5% Net New Equity Issuances $ 821 $ 371,508 Short-Term Debt • $375M Facility with ~$170M outstanding Stockholders’ Equity increased $35M since the end of 2023 primarily driven by: • 1 year tranche: $175M, SOFR +0.80% • Strong Net Income performance of ~$46M • 5 year tranche: $200M, SOFR + 1.00% • Dividend Reinvestment and Stock Compensation Plans increases of ~$1M • Maintaining a $50M interest rate swap at • Reduced by Continued Dividend payments of ~$13M 3.98% through September 2025 35

Regulated Energy Segment Generates Strong Margin and Operating Income Growth Strong gross margin, coupled with expense management, drove $20M in higher operating income First Quarter Change (in thousands) 2024 2023 $ % 1 Adjusted Gross Margin $ 118,508 $ 86, 982 $ 31,526 36.2% Depreciation, amort. & property taxes 20,955 18,670 2,285 12.2% 2 Transaction and transition-related expenses 921 - 921 N/A Other operating expenses 38, 523 30,687 7,836 25.5% Operating income $ 58,109 $ 37,625 $ 20,484 54.4% Q1 2024 Highlights Operating income up 57% (excluding FCG transaction and transition-related expenses) driven by: • Contribution of earnings attributable to Florida City Gas • Organic growth in natural gas distribution operations, including propane CGS conversions • Pipeline expansions underway by our natural gas transmission entities • Permanent rate changes associated with Florida natural gas base rate proceeding • Incremental margins from regulated infrastructure programs 1 2 See appendix for GAAP to non-GAAP reconciliation of adjusted gross margin. Transaction and transition-related expenses represent costs incurred attributable to the 36 acquisition and integration of FCG including, but not limited to transition services, consulting, system integration, rebranding and legal fees.

Unregulated Energy Segment Drives 24%+ Operating Income Growth Higher propane margins and fees as well as increased margins for the other unregulated energy businesses drove increased earnings for the quarter. First Quarter Change (in thousands) 2024 2023 $ % 1 Adjusted Gross Margin $ 46, 049 $ 42, 594 $ 3,455 8.1% Depreciation, amort. & property taxes 5, 155 4, 822 333 6.9% Other operating expenses 19,465 20,527 (1,062) -5.2% Operating income $ 21,429 $ 17,245 $ 4,184 24.3% Q1 2024 Highlights Cooler weather over prior year impacted operating income • Increased propane consumption, which was primarily due to colder weather • Increased propane margins and service fees • Acquisition of J.T. Lee and Son’s, which was completed in December 2023, also contributed to higher propane margins • Increase in rates, gathering margins and consumption for Aspire Energy 1 See appendix for GAAP to non-GAAP reconciliation of adjusted gross margin. 37

GAAP to Non-GAAP Reconciliations Consolidated Results Regulated Energy Segment First Quarter Change First Quarter Change (in thousands) 2024 2023 $ % (in thousands) 2024 2023 $ % Operating Revenues $ 245, 744 $ 218,129 $ 27, 615 12.7% Operating Revenues $ 168,426 $ 142, 270 $ 26,156 18.4% Cost of Sales: Cost of Sales: Natural gas, propane and electric costs (81,217) (88,589) 7, 372 -8.3% Natural gas, propane and electric costs (49,918) (55,288) 5, 370 -9.7% Depreciation & amortization (17,016) (17,183) 167 -1.0% Depreciation & amortization (12,537) (12,952) 415 -3.2% 1 1 Operations &maintenance expense Operations &maintenance expense (21,160) (17,758) (3,402) 19.2% (12,736) (9,287) (3,449) 37.1% Gross Margin (GAAP) 126, 351 94, 599 31, 752 33.6% Gross Margin (GAAP) 93, 235 64, 743 28, 492 44.0% 1 1 Operations &maintenance expense 21, 160 17,758 3,402 19.2% Operations &maintenance expense 12, 736 9, 287 3, 449 37.1% Depreciation & amortization 17, 016 17, 183 (167) -1.0% Depreciation & amortization 12,537 12,952 (415) -3.2% Adjusted Gross Margin (non-GAAP) $ 164,527 $ 129,540 $ 34, 987 27.0% Adjusted Gross Margin (non-GAAP) $ 118,508 $ 86,982 $ 31,526 36.2% Adjusted Net Income and EPS Unregulated Energy Segment First Quarter First Quarter Change (in thousands, except per share data) 2024 2023 (in thousands) 2024 2023 $ % Net Income (GAAP) $ 46,168 $ 36,344 Operating Revenues $ 83,103 $ 83,165 $ (62) -0.1% 2 677 - Cost of Sales: FCG transaction and transition-related expenses, net Natural gas, propane and electric costs (37,054) (40,571) 3, 517 -8.7% Adjusted Net Income (Non-GAAP) $ 46, 845 $ 36, 344 Depreciation & amortization (4,481) (4,234) (247) 5.8% 1 3 Operations &maintenance expense (8,422) (8,476) 54 -0.6% Weighted average common shares outstanding - diluted 22, 306 17, 832 Gross Margin (GAAP) 33,146 29,884 3, 262 10.9% 1 Earnings Per Share - Diluted (GAAP) $ 2.07 $ 2.04 Operations &maintenance expense 8, 422 8, 476 (54) -0.6% 2 Depreciation & amortization 4, 481 4, 234 247 5.8% 0. 03 - FCG transaction and transition-related expenses, net Adjusted Gross Margin (non-GAAP) $ 46, 049 $ 42,594 $ 3,455 8.1% Adjusted Earnings Per Share - Diluted (Non-GAAP) $ 2.10 2.04 1 Operations & maintenance expenses within the Consolidated Statements of Income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP. See Chesapeake Utilities’ Annual Report on Form 10-K for the year ended December 31, 2023 for additional details. self-contained. 2 Transaction and transition-related expenses represent costs incurred attributable to the acquisition and integration of FCG including, but not limited to, transition services, consulting, system integration, rebranding and 38 3 legal fees. Weighted average shares for the quarter ended March 31, 2024 reflect the impact of 4.4 million common shares issued in November 2023 in connection with the acquisition of FCG.

Weather Impacted Customer Consumption in the First Quarter Three Months Ended Variance March 31, Year-over-Year Delmarva 2024 2023 # % Moderately Colder Weather Across Actual HDD 1,962 1,774 188 +11% All Service Areas 10-yr Avg HDD (“Normal”) 2,221 2,285 (64) # (259) (511) Variance from Normal % -12% • Increased customer consumption in the quarter driven primarily by weather resulted in a $1.9M increase in adjusted Three Months Ended Variance March 31, Year-over-Year gross margin. Ohio 2024 2023 # % Actual HDD 2,659 2,384 275 +12% • The 13% increase in HDDs compared to the prior-year period was concentrated largely in Delmarva and Ohio given the heat 10-yr Avg HDD (“Normal”) 2,965 2,965 ---- load in our northern service areas # (306) (581) Variance from Normal % -10% • While temperatures were colder than the prior-year period, still Three Months Ended Variance approximately 10-12% warmer compared to normal March 31, Year-over-Year Florida temperatures in our Delmarva and Ohio service territories. 2024 2023 # % Actual HDD 470 344 126 +37% 10-yr Avg HDD (“Normal”) 470 505 (35) # --- (161) Variance from Normal % --- 39

Mission, Vision and Values OUR Mission We deliver energy that makes life better for the people and communities we serve. OUR Vision We will be a leader in delivering energy that contributes to a sustainable future. OUR Values Care Integrity Excellence We put people first. We tell the truth. We achieve great things Keep them safe. Build trusting Ensure moral and together. relationships. Foster a culture of ethical principles drive our Hold each other accountable to do equity, diversity and inclusion. decision-making. Do the right thing the work that makes us better, Make a meaningful difference even when no one is watching. every day. Never give up. everywhere we live and work. 40